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                                                                    EXHIBIT 99.1

Kodak Media Contact:                 Lumisys Contacts:
Dawn S. Beck                         CFO: Dean MacIntosh
716/781-5856 (phone)                 408/733-6565 (phone)
716/724-3726 (fax)                   Investor Relations: Linda Latman
dawn.beck@kodak.com (E-mail)         The Equity Group, 212/836-9609


Kodak Expands Digital Portfolio with Acquisition of Lumisys, Inc.

AuntMinnie.com to Remain a Subsidiary of Lumisys

ROCHESTER, N.Y., Nov.9__Eastman Kodak Company and Lumisys, Inc. today announced that Kodak has entered into an agreement to acquire Lumisys, Inc. (NASDAQ National Market: LUMI), a leading provider of desktop computed radiography (CR) systems and x-ray film digitizers. As part of the agreement, Kodak will also acquire Lumisys' subsidiary, AuntMinnie.com, a popular radiology portal on the worldwide web.

  Under the terms of the agreement, Kodak will acquire all of the capital stock of Lumisys in exchange for $4.05 per share, or approximately $39 million in cash. "This acquisition is evidence of our commitment to be a leader in the digital transformation of medical imaging," said J. Michael McQuade, president, Health Imaging, and senior vice president, Eastman Kodak Company. "It immediately expands our portfolio of digital capture products to include desktop computed radiography offerings, and adds an impressive line of high-quality film digitizers for those customers wanting to migrate film images to their digital imaging system."

  "We believe that this agreement serves the best interests of Lumisys," noted Dr. Bala Manian, chairman and acting CEO of Lumisys, Inc. "Lumisys has made great strides in developing novel, value-driven imaging technology; however, the company has now reached the stage where the resources of a large company with broad distribution are pivotal to its products' success. Customers will benefit from the continued investment in technology that Kodak can make, as well as from the world-class service and support for which Kodak is renowned."

  Lumisys will become a subsidiary of Kodak; AuntMinnie.com will remain a subsidiary of Lumisys. Kodak plans to integrate Lumisys' product line of desktop CR systems and film digitizers into the product portfolio marketed by its Health Imaging Division. The agreement is subject to regulatory approvals and to approval by the Lumisys stockholders.
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Kodak Expands Digital Portfolio with Aquisition of Lumisys, Inc. /page 2


Expands Digital Image Capture Portfolio
  With the acquisition of Lumisys, Kodak will be able to market the desktop ACR-2000 system, thereby enabling the company to supply solutions that meet every digital capture requirement in projection radiography. The desktop CR system rounds out the Kodak computed radiography portfolio which consists of two other compact computed radiography systems: The Kodak DirectView CR 800 System designed for distributed image processing, and the Kodak DirectView CR 900 System for centralized image processing. It also complements Kodak's digital radiography (DR) systems that were announced in 1999. "We believe that with the addition of the desktop CR system to our portfolio, Kodak will offer the broadest set of choices for digital capture of projection radiography of any supplier in the medical imaging market," said Richard F. Cimino, chief marketing officer and vice president, Kodak's Health Imaging Division.

Enhances Kodak's Solutions for Medical Imaging
  Kodak is committed to being the leader in providing a broad portfolio of choices to meet the imaging needs of customer__.wherever they are on the analog-to-digital technology continuum. The acquisition of the Lumiscan Film Digitizer family will enhance Kodak's ability to provide a more complete set of choices to customers as they transition to digital imaging. Using these digitizers, film images in archives can be converted to digital images for viewing alongside digital images. Digitizers are also used to implement teleradiology technology, whereby film images acquired at remote locations are digitized and transmitted for softcopy interpretation at centralized reading locations. Kodak's medical imaging solutions include an extensive line of digital image and information management products and services, comprising image capture, printing, PACS, radiology information systems (RIS) and network services for developing and maintaining a digital image and information infrastructure.

Commitment to Grow the AuntMinnie.com Portal
  AuntMinnie.com, the award-winning radiology web portal started by Lumisys, will remain a subsidiary of Lumisys. AuntMinnie.com is a premier online information, transaction and education site for all individuals affiliated with medical imaging. Rich in timely, original content and services, it is intended to enhance the professional lives of its members through interaction, participation, exchange and commerce. "Kodak recognizes the value this portal offers medical
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Kodak Expands Digital Portfolio with Aquisition of Lumisys, Inc. /page 3 imaging customers, who view more than one million pages on the site each month," said Dr. Phillip Berman, chief executive officer of AuntMinnie.com, who will remain in his post. "Through support of its Lumisys subsidiary, Kodak is in a position to provide the capital backing necessary to fulfill AuntMinnie.com's vision to be the preeminent medical imaging e-health site on the Internet while, at the same time, supporting the continued independence and objectivity of the editorial content that has made this portal so popular."

Cautionary Note Regarding Forward-Looking Statements
  This news release contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management of Kodak and Lumisys and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the transaction to close due to the failure to obtain regulatory or other approvals; failure of Lumisys stockholders to approve the merger; the risk that the Kodak and Lumisys businesses will not be integrated successfully and anticipated costs of such integration; failure of the combined company to retain and hire key executives, technical personnel and other employees; failure of the combined company to successfully manage its changing relationships with customers and suppliers; and those risks detailed from time to time in Kodak's reports filed with the SEC, including the report on Form 10-Q for the period ended September 30, 2000 and Lumisys' reports filed with the SEC, including the report on Form 10-Q for the period ended June 30, 2000.

Additional Information
  Lumisys, Inc. will file a proxy statement describing the proposed merger with the United States Securities and Exchange Commission (SEC). WE URGE INVESTORS IN THE COMMON STOCK OF LUMISYS TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC's web site at www.sec.gov or from the Chief Financial Officer at 225 Humboldt Court, Sunnyvale, CA 94089 (telephone at 408/733-6565). INVESTORS SHOULD READ THE PROXY
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Kodak Expands Digital Portfolio with Aquisition of Lumisys, Inc. /page 4


STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

  Lumisys and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Lumisys with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors will be included in Lumisys' Proxy Statement for its Special Meeting of Stockholders to be filed with SEC. This document will be available at the SEC website at http://www.sec.gov and from Lumisys.

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Editor's Note: For additional information about Kodak products for health imaging, visit Kodak's web site on the Internet at:
http://www.kodak.com/go/health.
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(Note:  Kodak and DirectView are trademarks of Eastman Kodak Company.)
2000